As filed with the Securities and Exchange Commission on December 29, 2006
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

KITTY HAWK, INC.
(Exact name of registrant as specified in its charter)

Delaware	75-2564006
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

1515 West 20th Street
P.O. Box 612787
DFW International Airport, Texas	75261
(Address of Principal Executive Offices)	(Zip Code)

Kitty Hawk 2003 Long Term Equity Incentive Plan
(Full title of the plan)

Steven E. Markhoff, Esq.
Corporate Secretary
Kitty Hawk, Inc.
1515 West 20th Street
P.O. Box 612787
DFW International Airport, Texas 75261
(Name and address of agent for service)
(972) 456-2200
(Telephone number, including area code, of agent for service)
with copies of communications to:
Garrett A. DeVries, Esq.
Haynes and Boone, LLP
901 Main Street, Suite 3100
Dallas, Texas 75202
(214) 651-5000

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		maximum	maximum	Amount of
Title of securities	Amount to be	offering price	aggregate offering	registration
to be registered	registered (2)	per share (3)	price (3)	fee (3)
Common Stock, par value $0.000001 per share (1)	1,500,000	$0.54	$810,000	$86.67

(1)	Each share of Common Stock is accompanied by one preferred share purchase right as set forth in the Rights Agreement, dated as of January 21, 2004, by and between Kitty Hawk, Inc. and American Stock Transfer & Trust Company.

(2)	Plus such indeterminate number of shares of Common Stock as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act of 1933, as amended.

(3)	The proposed maximum offering price per share and the proposed maximum aggregate offering price have been estimated solely for the purpose of calculating the registration fee pursuant to paragraphs (c) and (h)(1) of Rule 457 promulgated under the Securities Act of 1933, as amended, and are based upon the average of the high price and low prices of the Common Stock reported on the American Stock Exchange on December 26, 2006.

STATEMENT UNDER GENERAL INSTRUCTION E
REGISTRATION OF ADDITIONAL SECURITIES
     This Registration Statement on Form S-8 is being filed pursuant to General Instruction E of Form S-8 under the Securities Act of 1933, as amended, to register an additional 1,500,000 shares of Common Stock pursuant to the Kitty Hawk 2003 Long Term Equity Incentive Plan (the “Plan”). Except as set forth below, this Registration Statement incorporates by reference the contents of the registrant’s registration statement on Form S-8 (File No. 333-109084), and all the exhibits thereto, and the registrant’s registration statement on Form S-8 (File No. 333-127117), and all the exhibits thereto, each relating to the Plan, which were previously filed with the Securities and Exchange Commission respectively on September 24, 2003 and August 2, 2005.

PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference
Item 8. Exhibits
SIGNATURES
EXHIBIT INDEX
Opinion of Haynes and Boone, LLP
Consent of Grant Thornton LLP

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The Company hereby incorporates by reference the following documents filed with the Securities and Exchange Commission (the “Commission”):
(a)	The Company’s Annual Report on Form 10-K for the year ended December 31, 2005, filed on March 20, 2006;

(b)	The Company’s Current Report on Form 8-K, filed on April 19, 2006;

(c)	The Company’s Current Report on Form 8-K, filed on May 12, 2006;

(d)	The Company’s Current Report on Form 8-K/A, filed on May 24, 2006;

(e)	The Company’s Current Report on Form 8-K, filed on May 24, 2006;

(f)	The Company’s Current Report on Form 8-K, filed on June 2, 2006;

(g)	The Company’s Current Report on Form 8-K, filed on June 23, 2006;

(h)	The Company’s Current Report on Form 8-K, filed on July 13, 2006;

(i)	The Company’s Current Report on Form 8-K, filed on July 17, 2006;

(j)	The Company’s Current Report on Form 8-K, filed on July 25, 2006;

(k)	The Company’s Current Report on Form 8-K, filed on September 5, 2006;

(l)	The Company’s Current Report on Form 8-K, filed on November 21, 2006;

(m)	The Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2006, filed on May 11, 2006;

(n)	The Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2006, filed on August 14, 2006;

(o)	The Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2006, filed on November 14, 2006;

(p)	The description of the Company’s common stock, which is contained in the Company’s registration statement on Form 8-A, filed with the Commission on August 23, 2004, as updated or amended in any amendment or report filed for such purpose; and

(q)	All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date such documents are filed.
     Any statement contained herein or in any document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 8. Exhibits

Exhibit
No.	Description
4.1	Second Amended and Restated Certificate of Incorporation of Kitty Hawk, Inc. (Exhibit 99.1 to Kitty Hawk, Inc.’s Form 8-K filed October 1, 2002, and incorporated herein by reference).

4.2	Certificate of Amendment of the Second Amended and Restated Certificate of Incorporation of Kitty Hawk, Inc., dated July 13, 2004 (Exhibit 3.3 to Kitty Hawk, Inc.’s Registration Statement on Form 8-A filed August 23, 2004, and incorporated herein by reference).

4.3	Second Amended and Restated Bylaws of Kitty Hawk, Inc., dated October 31, 2003 (Exhibit 3.3 to Kitty Hawk, Inc.’s amended Registration Statement on Form 8-A/A filed November 12, 2003, and incorporated herein by reference).

4.4	Specimen Common Stock Certificate (Exhibit 3.4 to Kitty Hawk, Inc.’s amended Registration Statement on Form 8-A/A filed March 12, 2003, and incorporated herein by reference).

4.5	Kitty Hawk 2003 Long Term Equity Incentive Plan (Exhibit 4.5 to Kitty Hawk, Inc.’s Form S-8 filed September 24, 2003, and incorporated herein by reference).

4.6	Certificate of Designation, Preferences and Rights of Series A Preferred Stock, par value $0.01 per share, of Kitty Hawk, Inc., filed as of January 28, 2004 (Exhibit 4.1 to Kitty Hawk, Inc.’s Form 10-K for the year ended December 31, 2003, and incorporated herein by reference).

4.7	Amendment Number One to the Kitty Hawk 2003 Long Term Equity Incentive Plan (Exhibit 10.1 to Kitty Hawk, Inc.’s Form 8-K filed July 7, 2005, and incorporated herein by reference).

4.8	Amendment Number Two to the Kitty Hawk 2003 Long Term Equity Incentive Plan (Exhibit 10.5 to Kitty Hawk, Inc.’s Form 8-K filed October 5, 2005, and incorporated herein by reference).

4.9	Certificate of Designation, Preferences and Rights of Series B Preferred Stock, par value $0.01 per share, of Kitty Hawk, Inc., filed as of November 14, 2005 (Exhibit 4.1 to Kitty Hawk, Inc.’s Registration Statement on Form S-3 dated January 12, 2006, and incorporated herein by reference).

4.10	Amendment Number Three to the Kitty Hawk 2003 Long Term Equity Incentive Plan (Exhibit 10.1 to Kitty Hawk, Inc.’s Form 8-K filed May 24, 2006, and incorporated herein by reference).
5.1*	Opinion of Haynes and Boone, LLP.

10.1	Rights Agreement, dated January 21, 2004, by and between Kitty Hawk, Inc. and American Stock Transfer and Trust Company (Exhibit 1 to Kitty Hawk, Inc.’s Registration Statement on Form 8-A dated January 26, 2004, and incorporated herein by reference).

23.1*	Consent of Grant Thornton LLP, independent registered public accounting firm.

23.2*	Consent of Haynes and Boone, LLP (included in its legal opinion filed as Exhibit 5.1 hereto).

24.1*	Power of Attorney of the Directors of Kitty Hawk, Inc. (incorporated in the signature page of this Registration Statement).

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of DFW International Airport, State of Texas, on December 27, 2006.

KITTY HAWK, INC.
By:	/s/ Robert W. Zoller, Jr.
Robert W. Zoller, Jr.
President and Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that the undersigned officers and directors of Kitty Hawk, Inc., a Delaware corporation, do hereby constitute and appoint Robert W. Zoller, Jr. and Steven E. Markhoff, and each of them, their true and lawful attorneys-in-fact and agents or attorney-in-fact and agent, with power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules and regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the full power of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments (including any post-effective amendments) and supplements thereto, and to any and all instruments or documents filed as part or in connection with this Registration Statement, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof. The Power of Attorney may be signed in several counterparts.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons and in the following capacities on December 27, 2006.

Signature	Title

/s/ Robert W. Zoller, Jr. Robert W. Zoller, Jr.	Chief Executive Officer, President and Director (Principal Executive Officer)

/s/ Gerald L. Gitner Gerald L. Gitner	Non-Executive Chairman of the Board of Directors and Director

/s/ James Kupferschmid James Kupferschmid	Chief Financial Officer (Principal Financial Officer)

/s/ Jessica L. Wilson Jessica L. Wilson	Chief Accounting Officer (Principal Accounting Officer)

/s/ Raymond B. Greer Raymond B. Greer	Director

/s/ Myron Kaplan Myron Kaplan	Director

/s/ Melvin L. Keating Melvin L. Keating	Director

/s/ Joseph D. Ruffolo Joseph D. Ruffolo	Director

/s/ Laurie M. Shahon Laurie M. Shahon	Director

EXHIBIT INDEX

Exhibit
No.	Description
4.1	Second Amended and Restated Certificate of Incorporation of Kitty Hawk, Inc. (Exhibit 99.1 to Kitty Hawk, Inc.’s Form 8-K filed October 1, 2002, and incorporated herein by reference).

4.2	Certificate of Amendment of the Second Amended and Restated Certificate of Incorporation of Kitty Hawk, Inc., dated July 13, 2004 (Exhibit 3.3 to Kitty Hawk, Inc.’s Registration Statement on Form 8-A filed August 23, 2004, and incorporated herein by reference).

4.3	Second Amended and Restated Bylaws of Kitty Hawk, Inc., dated October 31, 2003 (Exhibit 3.3 to Kitty Hawk, Inc.’s amended Registration Statement on Form 8-A/A filed November 12, 2003, and incorporated herein by reference).

4.4	Specimen Common Stock Certificate (Exhibit 3.4 to Kitty Hawk, Inc.’s amended Registration Statement on Form 8-A/A filed March 12, 2003, and incorporated herein by reference).

4.5	Kitty Hawk 2003 Long Term Equity Incentive Plan (Exhibit 4.5 to Kitty Hawk, Inc.’s Form S-8 filed September 24, 2003, and incorporated herein by reference).

4.6	Certificate of Designation, Preferences and Rights of Series A Preferred Stock, par value $0.01 per share, of Kitty Hawk, Inc., filed as of January 28, 2004 (Exhibit 4.1 to Kitty Hawk, Inc.’s Form 10-K for the year ended December 31, 2003, and incorporated herein by reference).

4.7	Amendment Number One to the Kitty Hawk 2003 Long Term Equity Incentive Plan (Exhibit 10.1 to Kitty Hawk, Inc.’s Form 8-K filed July 7, 2005, and incorporated herein by reference).

4.8	Amendment Number Two to the Kitty Hawk 2003 Long Term Equity Incentive Plan (Exhibit 10.5 to Kitty Hawk, Inc.’s Form 8-K filed October 5, 2005, and incorporated herein by reference).

4.9	Certificate of Designation, Preferences and Rights of Series B Preferred Stock, par value $0.01 per share, of Kitty Hawk, Inc., filed as of November 14, 2005 (Exhibit 4.1 to Kitty Hawk, Inc.’s Registration Statement on Form S-3 dated January 12, 2006, and incorporated herein by reference).

4.10	Amendment Number Three to the Kitty Hawk 2003 Long Term Equity Incentive Plan (Exhibit 10.1 to Kitty Hawk, Inc.’s Form 8-K filed May 24, 2006, and incorporated herein by reference).

5.1*	Opinion of Haynes and Boone, LLP.

10.1	Rights Agreement, dated January 21, 2004, by and between Kitty Hawk, Inc. and American Stock Transfer and Trust Company (Exhibit 1 to Kitty Hawk, Inc.’s Registration Statement on Form 8-A dated January 26, 2004, and incorporated herein by reference).

23.1*	Consent of Grant Thornton LLP, independent registered public accounting firm.

23.2*	Consent of Haynes and Boone, LLP (included in its legal opinion filed as Exhibit 5.1 hereto).

24.1*	Power of Attorney of the Directors of Kitty Hawk, Inc. (incorporated in the signature page of this Registration Statement).

*	Each document marked with an asterisk is filed herewith.